Exhibit 99.1
RING ENERGY RELEASES FIRST QUARTER 2026 RESULTS

The Woodlands, TX – May 6, 2026 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the first quarter of 2026.

First Quarter 2026 Highlights

•Sold 12,276 barrels of oil per day (“Bo/d”) and 19,351 barrels of oil equivalent per day (“Boe/d”) both of which were essentially at the mid-point of guidance;
•Reported a net loss of $220.6 million, or $(1.06) per diluted share, driven primarily by a $162.1 million non-cash ceiling test impairment and a $77.0 million unrealized mark-to-market derivative loss related to changes in forward commodity prices;
•Generated Adjusted Net Income1 of $7.4 million, or $0.04 per diluted share;
•Closed the sale of ~ 200 Boe/d of non-operated NWS assets for $4.5 million, valued at approximately 4.5 times estimated next twelve months cash flow2;
•Incurred Lease Operating Expense (“LOE”) of $10.41 per Boe, 3% below the low end of guidance due to ongoing efforts to reduce costs;
•Invested $34.5 million in capital expenditures, accelerating targeted infrastructure investments to expand flexibility and unlock more capital efficient longer lateral inventory;
•Improved NWS spud‑to‑TD drilling time by ~15% versus the 2025 average;
•Generated net cash flow from operating activities of $25.9 million and remained cash flow positive for the 26th consecutive quarter; and
•Increased borrowings by $6 million to accelerate the capture of attractively priced opportunities while maintaining liquidity of $160.0 million as of March 31, 2026.

Management Commentary

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We successfully delivered on our sales guidance, handsomely beat on LOE, while investing ahead of our drilling campaign and extending our track record to 26 consecutive quarters of positive cash flow. Looking to the future, we believe the market has yet to recognize the potential impact of supply disruptions stemming from the Iranian Conflict and what that could mean for long term oil prices. Because we expect oil prices to remain elevated longer than the market currently implies, we made targeted adjustments late in the quarter to capture attractively priced opportunities that provide optionality and the potential to meaningfully expand our drilling inventory, improve capital efficiency and build long term stockholder value.”

Mr. McKinney concluded, “While we remained focused on operating within Adjusted Free Cash Flow1 during the first quarter of 2026, we temporarily paused debt reduction to invest in select opportunities which are compelling on a risk-adjusted basis. We are acting early to capture upside potential before sustained higher oil prices translate into higher costs and increased competition. We believe these actions should improve our production later in the year and into 2027; however, it is too early to reflect any increases in our production guidance at this time. Looking ahead, we expect to resume our focus on debt reduction during the remainder of 2026, as we balance growth with strengthening our balance sheet and increasing the Company’s size and scale.”
___________________________________
1 A non-GAAP financial measure; see the “Non-GAAP Financial Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 The cash flow for the next twelve months (“NTM”) represents field level cash flow based on a strip price as of January 12, 2026.

Summary Results and Additional Key Items

	Q1 2026	Q4 2025	Q1 2026 to Q4 2025 % Change	Q1 2025	Q1 2026 to Q1 2025 % Change
Average Daily Sales Volumes (Boe/d)	19,351	20,508	(6)%	18,392	5%
Crude Oil (Bo/d)	12,276	13,124	(6)%	12,074	2%
Net Sales (MBoe)	1,741.6	1,886.8	(8)%	1,655.3	5%
Realized Price - All Products ($/Boe)	$42.30	$35.45	19%	$47.78	(11)%
Realized Price - Crude Oil ($/Bo)	$68.97	$57.47	20%	$70.40	(2)%
Revenues ($MM)	$73.7	$66.9	10%	$79.1	(7)%
Net Income (Loss) ($MM)	$(220.6)	$(12.8)	1623%	$9.1	(2524)%
Adjusted Net Income[1] ($MM)	$7.4	$3.6	106%	$10.7	(31)%
Adjusted EBITDA[1] ($MM)	$38.3	$38.4	—%	$46.4	(17)%
Capital Expenditures ($MM)	$34.5	$24.3	42%	$32.5	6%
Adjusted Free Cash Flow[1] ($MM)	$0.2	$5.7	(96)%	$5.8	(97)%

(1) Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.” In addition, see section titled “Condensed Operating Data” for additional details concerning costs and expenses presented below.

Select Expenses and Other Items

	Q1 2026	Q4 2025	Q1 2026 to Q4 2025 % Change	Q1 2025	Q1 2026 to Q1 2025 % Change
Lease operating expenses (“LOE”) ($MM)	$18.1	$18.9	(4)%	$19.7	(8)%
Lease operating expenses ($/BOE)	$10.41	$10.02	4%	$11.89	(12)%
Depreciation, depletion and amortization ($MM)	$21.4	$23.0	(7)%	$22.6	(5)%
Depreciation, depletion and amortization ($/BOE)	$12.29	$12.19	1%	$13.66	(10)%
General and administrative expenses (“G&A”) ($MM)	$7.4	$8.0	(8)%	$8.6	(14)%
General and administrative expenses ($/BOE)	$4.27	$4.26	—%	$5.21	(18)%
G&A excluding share-based compensation ($MM)	$5.9	$6.6	(11)%	$6.9	(14)%
G&A excluding share-based compensation ($/BOE)	$3.40	$3.47	(2)%	$4.19	(19)%
G&A excluding share-based compensation & transaction costs ($MM)	$5.9	$6.5	(9)%	$6.9	(14)%
G&A excluding share-based compensation & transaction costs ($/BOE)	$3.40	$3.46	(2)%	$4.18	(19)%
Interest expense ($MM)	$8.6	$9.1	(5)%	$9.5	(9)%
Interest expense ($/BOE)	$4.94	$4.83	2%	$5.74	(14)%
Gain (loss) on derivative contracts ($MM) (1)	$(82.2)	$17.5	(570)%	$(0.9)	(9033)%
Realized gain (loss) on derivative contracts ($MM)	$(5.2)	$2.7	(293)%	$(0.5)	(940)%
Unrealized gain (loss) on derivative contracts ($MM)	$(77.0)	$14.8	(620)%	$(0.4)	(19150)%

(1) A summary listing of the Company’s outstanding derivative positions as of May 5, 2026 is included in the tables shown later in this release. As of May 5, 2026, for the remainder (April through December) of 2026, the Company has approximately 2.6 million barrels of oil (approximately 72% of oil sales guidance midpoint) hedged at an average upside protection price of $73.27 and approximately 3.8 billion cubic feet of natural gas (approximately 73% of natural gas sales guidance midpoint) hedged at an average downside protection price of $3.78.

Balance Sheet and Liquidity

Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at March 31, 2026 was approximately $160.0 million, consisting of $159.0 million of availability under our revolving credit facility, which included a reduction of $35 thousand for letters of credit, and $1.0 million in cash and cash equivalents. On March 31, 2026, the Company had $426 million in borrowings outstanding on its credit facility that has a current borrowing base of $585 million. This reflects an increase of $6 million from the balance of $420 million at December 31, 2025. The Company intends to resume debt reduction, dependent on market conditions, the timing and level of capital spending, and other considerations.

Ceiling Test Impairment

The Company accounts for its assets under the full cost method of accounting, which requires calculation of the limitation on capitalized costs (the full cost ceiling) each quarter. Due to a decrease in the twelve month average SEC commodity pricing over the past quarter, the Company recorded a non-cash impairment charge of $162.1 million in the first quarter of 2026. This non-cash charge had no net impact on cash flows.

Drilling and Completion Activity

In 1Q 2026 the Company continued execution of its development program across its core operated positions. In the Northwest Shelf (Yoakum County), Ring drilled and completed five one-mile horizontal wells, each with a working interest of approximately 91%. In addition, the Company in the Central Basin Platform (Crane County), completed one previously drilled one-mile horizontal DUC well, and drilled and completed one vertical well, with a 100% working interest.

The table below sets forth Ring’s drilling and completion activities in the first quarter of 2026:

Quarter	Area	Wells Drilled	Wells Completed

1Q 2026	Northwest Shelf (Horizontal)	5	5
	Central Basin Platform (Horizontal) (1)	—	1
	Central Basin Platform (Vertical)	1	1
	Total	6	7
(1) The horizontal well completed in the Central Basin Platform in the first quarter of 2026 is the completion of a previously drilled but uncompleted (“DUC”) well.

Remaining Quarters of 2026 Sales Volumes, Capital Investment and Operating Expense Guidance

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q2	Q3	Q4
	2026	2026	2026
Sales Volumes:
Total Oil (Bo/d)	12,450 – 13,450	12,750 – 13,750	12,800 – 13,800
Midpoint (Bo/d)	12,950	13,250	13,300
Total (Boe/d)	19,400 – 21,000	19,700 – 21,300	19,800 – 21,400
Midpoint (Boe/d)	20,200	20,500	20,600
Oil (%)	64%	65%	65%
NGLs (%)	20%	20%	20%
Gas (%)	16%	15%	15%

Capital Program:
Capital spending(1) (millions)	$28 - $36	$27 - $35	$17 - $25
Midpoint (millions)	$32	$31	$21
New Hz wells drilled	5 - 7	5 - 7	3 - 5
New Vertical wells drilled	1 - 2	1 - 2	1
Wells completed and online	6 - 9	6 - 9	4 - 6

Operating Expenses:
LOE (per Boe)	$10.05 - $11.05	$10.00 - $11.00	$10.00 - $11.00
Midpoint (per Boe)	$10.55	$10.50	$10.50
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, capital workovers, and facility improvements.

Conference Call Information

Ring will hold a conference call on Thursday, May 7, 2026 at 11:00 a.m. ET (10 a.m. CT) to discuss its 1Q 2026 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy 1Q 2026 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for remaining quarters of 2026 guidance for sales volumes, oil, NGL and natural gas mix as a percentage of total sales, capital expenditures, operating expenses and the projected impacts thereon. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; the impact of worldwide political, military and armed conflict (including the impact of the ongoing conflict with Iran and the closure of the Strait of Hormuz); adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary, tax and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other SEC filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146 Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Oil, Natural Gas, and Natural Gas Liquids Revenues	$73,671,664	$66,882,770	$79,091,207

Costs and Operating Expenses
Lease operating expenses	18,122,344	18,911,801	19,677,552
Gathering, transportation and processing costs	117,049	121,097	203,612
Ad valorem taxes	2,202,537	2,279,266	1,532,108
Oil and natural gas production taxes	3,553,891	3,224,183	3,584,455
Depreciation, depletion and amortization	21,405,948	23,002,908	22,615,983
Ceiling test impairment	162,086,257	35,913,116	—
Asset retirement obligation accretion	395,496	390,892	326,549
Operating lease expense	175,091	175,090	175,091
General and administrative expense	7,438,778	8,030,310	8,619,976

Total Costs and Operating Expenses	215,497,391	92,048,663	56,735,326

Income (Loss) from Operations	(141,825,727)	(25,165,893)	22,355,881

Other Income (Expense)
Interest income	70,529	56,910	90,058
Interest (expense)	(8,599,609)	(9,122,419)	(9,498,786)
Gain (loss) on derivative contracts	(82,230,925)	17,495,270	(928,790)
Gain (loss) on disposal of assets	—	60,855	124,610
Other income	5,837	29,582	8,942
Net Other Income (Expense)	(90,754,168)	8,520,198	(10,203,966)

Income (Loss) Before Benefit from (Provision for) Income Taxes	(232,579,895)	(16,645,695)	12,151,915

Benefit from (Provision for) Income Taxes	11,988,413	3,800,401	(3,041,177)

Net Income (Loss)	$(220,591,482)	$(12,845,294)	$9,110,738

Basic Earnings (Loss) per Share	$(1.06)	$(0.06)	$0.05
Diluted Earnings (Loss) per Share	$(1.06)	$(0.06)	$0.05

Basic Weighted-Average Shares Outstanding	208,558,546	207,233,067	199,314,182
Diluted Weighted-Average Shares Outstanding	208,558,546	207,233,067	201,072,594

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Net sales volumes:
Oil (Bbls)	1,104,823	1,207,425	1,086,694
Natural gas (Mcf)	1,689,512	1,808,355	1,615,196
Natural gas liquids (Bbls)	355,173	377,937	299,366
Total oil, natural gas and natural gas liquids (Boe)(1)	1,741,581	1,886,755	1,655,259

% Oil	64%	64%	66%
% Natural Gas	16%	16%	16%
% Natural Gas Liquids	20%	20%	18%

Average daily sales volumes:
Oil (Bbls/d)	12,276	13,124	12,074
Natural gas (Mcf/d)	18,772	19,656	17,947
Natural gas liquids (Bbls/d)	3,946	4,108	3,326
Average daily equivalent sales (Boe/d)	19,351	20,508	18,392

Average realized sales prices:
Oil ($/Bbl)	$68.97	$57.47	$70.40
Natural gas ($/Mcf)	(2.54)	(2.49)	(0.19)
Natural gas liquids ($/Bbls)	4.96	5.29	9.65
Barrel of oil equivalent ($/Boe)	$42.30	$35.45	$47.78

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.41	$10.02	$11.89
Gathering, transportation and processing costs	0.07	0.06	0.12
Ad valorem taxes	1.26	1.21	0.93
Oil and natural gas production taxes	2.04	1.71	2.17
Depreciation, depletion and amortization	12.29	12.19	13.66
Ceiling test impairment	93.07	19.03	—
Asset retirement obligation accretion	0.23	0.21	0.20
Operating lease expense	0.10	0.09	0.11
G&A (including share-based compensation)	4.27	4.26	5.21
G&A (excluding share-based compensation)	3.40	3.47	4.19
G&A (excluding share-based compensation and transaction costs)	3.40	3.46	4.18

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	As of
	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$1,040,636	$902,913
Accounts receivable	45,731,039	30,938,908
Joint interest billing receivables, net	901,472	1,623,991
Derivative assets	4,016,834	21,468,134
Inventory	6,148,963	5,312,715
Prepaid expenses and other assets	1,426,496	1,822,751
Total Current Assets	59,265,440	62,069,412
Properties and Equipment
Oil and natural gas properties, full cost method	1,761,765,033	1,891,510,431
Financing lease asset subject to depreciation	3,676,412	3,633,586
Fixed assets subject to depreciation	3,504,788	3,504,788
Total Properties and Equipment	1,768,946,233	1,898,648,805
Accumulated depreciation, depletion and amortization	(590,499,944)	(569,180,901)
Net Properties and Equipment	1,178,446,289	1,329,467,904
Operating lease asset	1,125,245	1,285,159
Derivative assets	7,199,724	9,739,430
Deferred financing costs	8,678,656	9,337,344
Total Assets	$1,254,715,354	$1,411,899,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$102,616,433	$90,258,731
Income tax liability	535,318	356,436
Financing lease liability	686,697	730,564
Operating lease liability	539,464	586,614
Derivative liabilities	43,082,871	841,193
Notes payable	—	505,752
Asset retirement obligations	397,413	418,526
Total Current Liabilities	147,858,196	93,697,816

Non-current Liabilities
Deferred income taxes	10,214,701	22,298,701
Revolving line of credit	426,000,000	420,000,000
Financing lease liability, less current portion	487,110	593,146
Operating lease liability, less current portion	695,226	819,223
Derivative liabilities	17,234,923	2,512,692
Asset retirement obligations	30,247,250	29,972,429
Total Liabilities	632,737,406	569,894,007
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 209,395,110 shares and 207,656,929 shares issued and outstanding, respectively	209,395	207,657
Additional paid-in capital	813,340,036	812,777,586
Retained earnings (Accumulated deficit)	(191,571,483)	29,019,999
Total Stockholders’ Equity	621,977,948	842,005,242
Total Liabilities and Stockholders' Equity	$1,254,715,354	$1,411,899,249

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Cash Flows From Operating Activities
Net income (loss)	$(220,591,482)	$(12,845,294)	$9,110,738
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	21,405,948	23,002,908	22,615,983
Ceiling test impairment	162,086,257	35,913,116	—
Asset retirement obligation accretion	395,496	390,892	326,549
Amortization of deferred financing costs	694,148	691,228	1,238,493
Share-based compensation	1,524,808	1,474,560	1,690,958
Credit loss expense	—	—	17,917
(Gain) loss on disposal of assets	—	(60,855)	(124,610)
Deferred income tax expense (benefit)	(12,242,582)	(3,650,179)	2,805,346
Excess tax expense (benefit) related to share-based compensation	158,582	(201,533)	99,437
(Gain) loss on derivative contracts	82,230,925	(17,495,270)	928,790
Cash received (paid) for derivative settlements, net	(5,276,011)	2,741,821	(553,594)
Changes in operating assets and liabilities:
Accounts receivable	(14,069,612)	2,153,443	(564,158)
Inventory	(836,248)	(327,355)	747,064
Prepaid expenses and other assets	396,255	454,986	624,812
Accounts payable	10,221,636	12,513,783	(10,385,137)
Settlement of asset retirement obligation	(203,419)	(67,428)	(207,580)
Net Cash Provided by Operating Activities	25,894,701	44,688,823	28,371,008

Cash Flows From Investing Activities
Payments for the Lime Rock Acquisition	—	(9,293,884)	(70,859,769)
Payments to purchase oil and natural gas properties	(2,781,731)	(1,016,517)	(647,106)
Payments to develop oil and natural gas properties	(32,506,820)	(24,955,052)	(31,083,507)
Payments to acquire or improve fixed assets subject to depreciation	—	(4,402)	(34,275)
Proceeds from sale of fixed assets subject to depreciation	—	—	17,360
Proceeds from divestiture of oil and natural gas properties	4,266,479	—	—
Net Cash Used in Investing Activities	(31,022,072)	(35,269,855)	(102,607,297)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	48,000,000	30,500,000	114,000,000
Payments on revolving line of credit	(42,000,000)	(38,500,000)	(39,000,000)
Payments for taxes withheld on vested restricted shares, net	(965)	(228,359)	(896,431)
Payments on notes payable	(505,752)	(496,077)	(496,397)
Payment of deferred financing costs	(35,460)	66,871	—
Reduction of financing lease liabilities	(192,729)	(145,397)	(136,427)
Net Cash Provided by (Used in) Financing Activities	5,265,094	(8,802,962)	73,470,745

Net Increase (Decrease) in Cash	137,723	616,006	(765,544)
Cash at Beginning of Period	902,913	286,907	1,866,395
Cash at End of Period	$1,040,636	$902,913	$1,100,851

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of May 5, 2026

The following tables reflect the details of current derivative contracts as of May 5, 2026 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

Oil Hedges (WTI)	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028

Swaps:
Hedged volume (Bbl)	622,601	263,400	529,000	509,500	492,000	432,000	412,963	—
Weighted average swap price	$66.43	$61.77	$65.34	$62.82	$60.45	$61.80	$57.59	$—

Two-way collars:
Hedged volume (Bbl)	273,000	563,685	368,000	—	—	—	—	400,080
Weighted average put price	$55.00	$60.82	$65.00	$—	$—	$—	$—	$55.45
Weighted average call price	$65.65	$76.19	$105.65	$—	$—	$—	$—	$65.45

Swaps: WTI NYMEX Rolls
Hedged volume (BBL)	819,000	828,000	—	—	—	—	—	—
Weighted average swap price	$5.30	$5.98	$—	$—	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028

NYMEX Swaps:
Hedged volume (MMBtu)	1,165,628	600,016	1,072,305	439,678	423,035	1,079,906	1,046,151	1,012,567
Weighted average swap price	$3.82	$4.19	$3.99	$4.02	$4.02	$3.86	$4.02	$3.77

Two-way collars:
Hedged volume (MMBtu)	139,000	648,728	128,000	717,000	694,000	—	—	—
Weighted average put price	$3.50	$3.10	$3.50	$3.99	$3.00	$—	$—	$—
Weighted average call price	$5.42	$4.24	$5.42	$5.21	$4.32	$—	$—	$—

Gas Hedges (Henry Hub)	Q2 2028	Q3 2028	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029

NYMEX Swaps:
Hedged volume (MMBtu)	984,322	956,865	931,539	908,117	886,933	866,585	846,134
Weighted average swap price	$3.77	$3.77	$3.77	$3.67	$3.67	$3.67	$3.67

Gas Hedges (basis differential)	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027	Q1 2028

Waha basis swaps:
Hedged volume (MMBtu)	—	—	169,880	196,372	480,325	464,360	449,846	435,403
Weighted average spread price (1)	$—	$—	$1.32	$0.78	$0.78	$0.78	$0.78	$0.68

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	—	—	225,184	960,307	636,710	615,547	596,306	577,163
Weighted average spread price (1)	$—	$—	$1.35	$0.72	$0.67	$0.67	$0.67	$0.60
(1) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net income (loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare the Company’s results with its peers.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,		December 31,		March 31,
	2026		2025		2025
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net income (loss)	$(220,591,482)	$(1.06)	$(12,845,294)	$(0.06)	$9,110,738	$0.05

Share-based compensation	1,524,808	0.01	1,474,560	0.01	1,690,958	0.01
Ceiling test impairment	162,086,257	0.78	35,913,116	0.17	—	—
Unrealized loss (gain) on change in fair value of derivatives	76,954,914	0.37	(14,753,449)	(0.07)	375,196	—
Transaction costs - A&D	—	—	25,000	—	1,776	—
Tax impact on adjusted items	(12,557,544)	(0.06)	(6,213,517)	(0.03)	(500,646)	(0.01)

Adjusted Net Income	$7,416,953	$0.04	$3,600,416	$0.02	$10,678,022	$0.05

Diluted Weighted-Average Shares Outstanding	208,558,546		207,233,067		201,072,594

Adjusted Net Income per Diluted Share	$0.04		$0.02		$0.05

Reconciliation of Net income (loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income (loss)	$(220,591,482)	$(12,845,294)	$9,110,738

Interest expense, net	8,529,080	9,065,509	9,408,728
Unrealized loss (gain) on change in fair value of derivatives	76,954,914	(14,753,449)	375,196
Ceiling test impairment	162,086,257	35,913,116	—
Income tax (benefit) expense	(11,988,413)	(3,800,401)	3,041,177
Depreciation, depletion and amortization	21,405,948	23,002,908	22,615,983
Asset retirement obligation accretion	395,496	390,892	326,549
Transaction costs - A&D	—	25,000	1,776
Share-based compensation	1,524,808	1,474,560	1,690,958
Loss (gain) on disposal of assets	—	(60,855)	(124,610)
Other income	(5,837)	(29,582)	(8,942)

Adjusted EBITDA	$38,310,771	$38,382,404	$46,437,553

Adjusted EBITDA Margin	52%	57%	59%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities (as reflected on the Company’s Condensed Statements of Cash Flows) less changes in operating assets and liabilities, and plus transaction costs for acquisitions and divestitures (“A&D”), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Net Cash Provided by Operating Activities	$25,894,701	$44,688,823	$28,371,008
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	4,491,388	(14,727,429)	9,784,999
Transaction costs - A&D	—	25,000	1,776
Income tax expense (benefit) - current	95,587	51,311	136,394
Capital expenditures	(34,505,509)	(24,343,200)	(32,451,531)
Proceeds from divestiture of oil and natural gas properties	4,266,479	—	—
Credit loss expense	—	—	(17,917)
Other income	(5,837)	(29,582)	(8,942)

Adjusted Free Cash Flow	$236,809	$5,664,923	$5,815,787

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Adjusted EBITDA	$38,310,771	$38,382,404	$46,437,553

Net interest expense (excluding amortization of deferred financing costs)	(7,834,932)	(8,374,281)	(8,170,235)
Capital expenditures	(34,505,509)	(24,343,200)	(32,451,531)
Proceeds from divestiture of oil and natural gas properties	4,266,479	—	—

Adjusted Free Cash Flow	$236,809	$5,664,923	$5,815,787

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in the Company’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this financial performance measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Net Cash Provided by Operating Activities	$25,894,701	$44,688,823	$28,371,008

Changes in operating assets and liabilities	4,491,388	(14,727,429)	9,784,999

Adjusted Cash Flow from Operations	$30,386,089	$29,961,394	$38,156,007

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (“G&A”), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

General and administrative expense (G&A)	$7,438,778	$8,030,310	$8,619,976
Shared-based compensation	1,524,808	1,474,560	1,690,958
G&A excluding share-based compensation	$5,913,970	$6,555,750	$6,929,018
Transaction costs - A&D	—	25,000	1,776
G&A excluding share-based compensation and transaction costs	$5,913,970	$6,530,750	$6,927,242

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated pursuant to the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the credit facility.

The Company defines “Consolidated Total Debt” in accordance with its existing senior revolving credit facility and means, as of any date, all Indebtedness of the Company on a consolidated basis as of such date, but excluding hedging obligations.

The Company defines “Indebtedness” in accordance with its existing senior revolving credit facility and generally means (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by notes or other similar instruments, (iii) all obligations of the Company in respect of the deferred purchase price of property or services, (iv) all obligations of the Company under any conditional sale relating to property acquired the Company, (v) all capital lease obligations of the Company, (vi) all obligations, contingent or otherwise, of the Company in respect of letters of credit or similar extensions of credit, (vii) all guarantees of the Company of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any lien on property owned by the Company, whether or not such Indebtedness has been assumed by the Company, (ix) all off-balance sheet liabilities, (x) all hedging obligations and (xi) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment.

The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility and means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income (loss) for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense (benefit) determined on a consolidated basis, (C) depreciation, depletion and amortization determined on a consolidated basis, (D) exploration expenses determined on a consolidated basis, and (E) all other non-cash charges reasonably acceptable to the administrative agent, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants under the credit facility, to the extent that during such period the Company has consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets acquired or disposed of.

The maximum permitted Leverage Ratio under the senior revolving credit facility is 3.00. The following tables show the leverage ratio calculations for the quarters ended March 31, 2026 and March 31, 2025.

	(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	Last Four Quarters
	2025	2025	2025	2026
Consolidated EBITDAX Calculation:
Net Income (Loss)	$20,634,887	$(51,631,530)	$(12,845,294)	$(220,591,482)	$(264,433,419)
Plus: Consolidated interest expense	11,687,746	9,978,067	9,065,509	8,529,080	39,260,402
Plus: Income tax provision (benefit)	6,107,425	(12,800,947)	(3,800,401)	(11,988,413)	(22,482,336)
Plus: Depreciation, depletion and amortization	25,569,914	25,225,345	23,002,908	21,405,948	95,204,115
Plus: non-cash charges reasonably acceptable to Administrative Agent	(12,236,121)	77,063,418	23,025,119	240,961,475	328,813,891
Consolidated EBITDAX	$51,763,851	$47,834,353	$38,447,841	$38,316,608	$176,362,653
Plus: Pro Forma Acquired Consolidated EBITDAX	—	—	—	—	—
Less: Pro Forma Divested Consolidated EBITDAX	—	—	—	—	—
Pro Forma Consolidated EBITDAX	$51,763,851	$47,834,353	$38,447,841	$38,316,608	$176,362,653

Non-cash charges reasonably acceptable to Administrative Agent:
Asset retirement obligation accretion	$382,251	$390,563	$390,892	$395,496
Unrealized loss (gain) on derivative assets	(13,970,211)	2,141,925	(14,753,449)	76,954,914
Ceiling test impairment	—	72,912,330	35,913,116	162,086,257
Share-based compensation	1,351,839	1,618,600	1,474,560	1,524,808
Total non-cash charges reasonably acceptable to Administrative Agent	$(12,236,121)	$77,063,418	$23,025,119	$240,961,475

	As of
	March 31,	Corresponding
	2026	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$426,000,000	2.42
Notes payable	—	—
Deferred payment	—	—
Capital lease obligations	$1,173,807	—
Consolidated Total Debt	$427,173,807	2.42
Pro Forma Consolidated EBITDAX	176,362,653
Leverage Ratio	2.42
Maximum Allowed	≤ 3.00x

	(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	Last Four Quarters
	2024	2024	2024	2025
Consolidated EBITDAX Calculation:
Net Income (Loss)	$22,418,994	$33,878,424	$5,657,519	$9,110,738	$71,065,675
Plus: Consolidated interest expense	10,801,194	10,610,539	9,987,731	9,408,728	40,808,192
Plus: Income tax provision (benefit)	6,820,485	10,087,954	1,803,629	3,041,177	21,753,245
Plus: Depreciation, depletion and amortization	24,699,421	25,662,123	24,548,849	22,615,983	97,526,376
Plus: non-cash charges acceptable to Administrative Agent	1,664,064	(26,228,108)	8,994,957	2,392,703	(13,176,384)
Consolidated EBITDAX	$66,404,158	$54,010,932	$50,992,685	$46,569,329	$217,977,104
Plus: Pro Forma Acquired Consolidated EBITDAX	10,329,116	7,838,163	5,244,078	7,392,359	30,803,716
Less: Pro Forma Divested Consolidated EBITDAX	(469,376)	(600,460)	77,819	8,855	(983,162)
Pro Forma Consolidated EBITDAX	$76,263,898	$61,248,635	$56,314,582	$53,970,543	$247,797,658

Non-cash charges acceptable to Administrative Agent:
Asset retirement obligation accretion	$352,184	$354,195	$323,085	$326,549
Unrealized loss (gain) on derivative assets	(765,898)	(26,614,390)	6,999,552	375,196
Share-based compensation	2,077,778	32,087	1,672,320	1,690,958
Total non-cash charges acceptable to Administrative Agent	$1,664,064	$(26,228,108)	$8,994,957	$2,392,703

	As of
	March 31,	Corresponding
	2025	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$460,000,000	1.86
Lime Rock deferred payment	10,000,000	0.04
Consolidated Total Debt	$470,000,000	1.90
Pro Forma Consolidated EBITDAX	247,797,658
Leverage Ratio	1.90
Maximum Allowed	≤ 3.00x

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$18,122,344	$18,911,801	$19,677,552
G&A excluding share-based compensation	5,913,970	6,555,750	6,929,018
Net interest expense (excluding amortization of deferred financing costs)	7,834,932	8,374,281	8,170,235
Operating lease expense	175,091	175,090	175,091
Oil and natural gas production taxes	3,553,891	3,224,183	3,584,455
Ad valorem taxes	2,202,537	2,279,266	1,532,108
Gathering, transportation and processing costs	117,049	121,097	203,612
All-in cash operating costs	$37,919,814	$39,641,468	$40,272,071

Boe	1,741,581	1,886,755	1,655,259

All-in cash operating costs per Boe	$21.77	$21.01	$24.33

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs” per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Cash Operating Margin
Realized revenues per Boe	$42.30	$35.45	$47.78
All-in cash operating costs per Boe	21.77	21.01	24.33
Cash Operating Margin per Boe	$20.53	$14.44	$23.45